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                                                                     Exhibit 5.1


                              Snell & Wilmer L.L.P.
                               One Arizona Center
                           Phoenix, Arizona 85004-2202



November 29, 2001


Alliance Medical Corporation
10232 South 51st Street
Phoenix, AZ  85004

      Re:   Registration Statement on Form S-1 (File No. 333-13844)

Ladies and Gentlemen:

      We have acted as special counsel to Alliance Medical Corporation, a Delaware corporation (the "Company"), in connection with the initial public offering by the Company of up to 4,600,000 shares (the "Shares"), including 600,000 shares subject to an over-allotment option, of the Company's common stock, par value $0.001 per share (the "Common Stock").

      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-13844) as filed with the Securities and Exchange Commission (the "Commission") on August 23, 2001; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on October 10, 2001;
(iii) Amendment No. 2 to the Registration Statement as filed with the Commission on November 13, 2001; (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (v) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company, as issuer, and UBS Warburg LLC, RBC Dain Rauscher Inc., and SG Cowen Securities Corporation, as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (vi) a specimen certificate representing the Common Stock; (vii) the Amended and Restated Certificate of the Company, as amended to date and currently in effect; (viii) the Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed as Exhibit 3.1(b) to the Registration Statement; (ix) the Amended and Restated By-Laws of the Company, as amended to date and currently in effect; (x) certain resolutions of the Board of Directors of the Company, relating to the issuance and sale of the Shares and related matters; and (xi) certain resolutions of the stockholders of the Company relating to the Company's Amended and Restated Certificate of Incorporation.

      We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other
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Alliance Medical Corporation
November 29, 2001
Page 2

documents, certificates, and records as we have deemed necessary or appropriate, as a basis for the opinion set forth herein.

      In our examination, we have assumed the legal capacity of all natural persons, the genuiness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

      Members of our firm are admitted to the bar in the State of Arizona and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

      Based upon and subject to the foregoing, we are of the opinion that, when
(a) the Registration Statement becomes effective under the Act; (b) the Underwriting Agreement has been duly executed and delivered; and (c) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid, and nonassessable.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we are not admitting that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                            Very truly yours,

                                            SNELL & WILMER L.L.P.